PROMISSORY NOTE


$_____________                                           As of January 1, 1996


      FOR VALUE RECEIVED, the undersigned, _____________ ("Maker"), hereby promises to pay to the order of REGENCY REALTY CORPORATION ("Payee"), a Florida corporation, at the office of the Payee at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202, or such other place as the holder may designate in writing, the sum of _________________ ($___________) or such lesser amount as may be outstanding from time to time, with interest thereon at a rate equal to Seven and 34/100ths Percent (7.34%) per annum. Interest on this Note shall be computed on the basis of a 360-day year and shall be due and payable on the last day of March, June, September and December each year, except as may be provided otherwise pursuant to the Stock Purchase Award Agreement referred to below.

      Nothing contained herein shall entitle the holder of this Note to demand or collect interest or charges in the nature of interest in excess of that permitted by law and if any such excess is collected, it shall be promptly paid to the Maker together with interest thereon at the highest lawful rate in effect at the time of such overcharge.

      The entire principal, together with all accrued but unpaid interest, shall be due and payable on the tenth (10th) year anniversary of the date of this Note, or under certain circumstances following termination of Maker's employment, if sooner, as provided in the 1996 Stock Purchase Award Agreement between the Maker and Payee executed contemporaneously herewith.

      This Note may be prepaid in whole or in part without penalty at any time. Any partial prepayment shall be applied first against accrued but unpaid interest, and then against outstanding principal.

      After maturity, whether normal maturity or upon acceleration, the unpaid principal balance of this Note and, to the extent permitted by law, any accrued but unpaid interest thereon, shall accrue interest until paid in full at the lesser of five percent (5%) per annum in excess of the stated rate or the highest rate permitted by law.

      The Maker agrees to pay the holder on demand a late charge of five percent (5%) of any amount payable hereunder which is not paid within fifteen (15) days after notice of default. The parties acknowledge that such charge is necessary and reasonable to compensate the holder for additional administrative expenses relating to the delinquent payment.

      This Note is given subject to the terms and conditions of the 1996 Stock Purchase Award Agreement between the Maker and Payee referred to above. The obligations of Maker hereunder are recourse as to Maker (but may become non-recourse under the circumstances described in the Stock Purchase Award Agreement) and are secured by the 1996 Management

Stock Pledge Agreement (the "Stock Pledge") encumbering shares of common stock of Regency Realty Corporation purchased by Maker pursuant to the 1996 Stock Purchase Award Agreement.

      If default be made in the payment of any amounts required to be paid under this Note for more than fifteen (15) days after notice of default or if there exists any event of default under the Stock Pledge, then the holder hereof may, at its option, declare the entire principal balance and accrued interest to be immediately due and payable without notice, time being of the essence.

      The Maker and all endorsers and guarantors of this Note, now or hereafter becoming liable hereon, waive demand, presentment, protest and notice of protest and dishonor and all other notices or requirements which might otherwise be necessary to bind them.

      If the Maker defaults under this Note, it shall be obligated to pay all costs, including reasonable attorneys' fees, incurred by the holder in pursuing its remedies hereunder and under any instrument securing this Note, including costs and fees on appeal and in insolvency proceedings.

      This Note shall be governed by the laws of Florida.



                                          ------------------


STATE OF GEORGIA
COUNTY OF _____________

      The foregoing instrument was acknowledged before me this ____ day of ____________, 1996, by _____________________. Such person did not take an oath.

{Notary Seal must be affixed}


                                          Notary Public, State of

                                          My commission expires:

FL3274.3



                                      2